CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-01061, No. 333-64984, and No. 333-253493) of Mattel, Inc. of our report dated June 25, 2026, relating to the financial statements and supplemental information of the Mattel, Inc. Personal Investment Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP
Los Angeles, California
June 25, 2026

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